Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-109863 of Longs Drug Stores Corporation on Form S-8 of our report dated June 25, 2004, appearing in this Annual Report on Form 11-K of the Longs Drug Stores California, Inc. Employee Savings and Profit Sharing Plan for the fiscal year ended December 31, 2003.

/s/ Deloitte & Touche LLP

San Francisco, California

June 28, 2004